UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
                      Pursuant to Sections 13 and 15(d) of
                       the Securities Exchange Act of 1934



                                  May 12, 1999
                Date of Report (Date of earliest event reported)


                           SA TELECOMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

 Delaware                         0-18048                     75-2258519
 (State Of                      (Commission                 (IRS Employer
Incorporation)                   File Number)                Identification No.)



                        1600 Promenade Center, 15th Floor
                              Richardson, TX 75080
                     (Address of Principal Executive Office)



                                 (972) 690-5888
              (Registrant's Telephone Number, Including Area Code)



                                (Not Applicable)
                         (Former Name or Former Address,
                          if Changed Since Last Report)

ITEM 5.  OTHER EVENTS

          As previously reported, SA Telecommunications, Inc. and its subsidiaries (collectively, the "Company") filed petitions for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") (Cases No. 97-2395 through 97-2401). Since that date, the Company has continued as a debtor-in-possession pursuant to the Bankruptcy Code.

          On May 14, 1999, the Company filed a press release announcing the filing of its Chapter 11 Liquidating Plan and a draft of the associated Disclosure Statement. Copies of these documents are attached hereto as Exhibits 20.1, 99.1, and 99.2, respectively, and are incorporated herein by reference. Please note that the draft Disclosure Statement is only a draft and has not been approved by the Bankruptcy Court pursuant to the provisions of Section 1125 of the Bankruptcy Code. It is therefore attached only for informational purposes and not to solicit acceptances to the Plan.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)     Exhibits:

          20.1 Press Release of SA Telecommunications, Inc. dated May 14, 1999

          99.1 Debtors' Joint Chapter 11 Liquidating Plan dated May 12, 1999

          99.2 Draft Disclosure Statement for Debtors' Joint Chapter 11 Plan dated May 12, 1999

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SA TELECOMMUNICATIONS, INC.


DATE:  May 17, 1999                    By: /s/ Albert B. Gordon, Jr.
                                           -------------------------
                                             Albert B. Gordon, Jr.
                                             Chief Executive Officer